EXHIBIT 5.1


                       [LETTERHEAD OF PROSKAUER ROSE LLP]




August 7, 2000
Board of Directors of
Celgene Corporation
7 Powder Horn Drive
Warren, New Jersey 07059

Ladies and Gentlemen:

You  have  requested  our  opinion  in  connection  with  the  filing by Celgene
Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to 4,144,255 shares of common stock, par value $.01 per share, of the Company (the "Shares").

We have participated in the preparation of the Registration Statement, and have examined such records, documents and other instruments as we have deemed relevant, and have discussed with representatives of the Company and such other persons such questions of fact as we have deemed proper and necessary as a basis for rendering this opinion. We have also assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

Based on the foregoing, and in reliance thereon, we are of the opinion that the Shares (to the extent issued and sold by the Company as described in the
Registration Statement) have been duly authorized and, when issued and delivered as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Proskauer Rose LLP
Proskauer Rose LLP